                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF NEUMAN, DRENNEN & STONE, LLC]

                           Telephone: (303) 449-2100
                           Facsimile: (303) 449-1045

                                August 10, 1999

VIA FACSIMILE
-------------

SkyLynx Communications, Inc.
600 Cherry Street, Suite 305
Denver, CO 80246

        Re: SEC Registration Statement on Form SB-2

Dear Ladies and Gentlemen:

        We have acted on special counsel to SkyLynx Communications, Inc. (the "Company") in connection with a Registration Statement on Form SB-2 filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 9,996,954 shares of the Company's $.001 par value Common Stock (the "Common Stock") for resale by certain selling security holders. In connection with such representation of the Company, we have examined such corporate records and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered for resale and offered by the selling security holders which are issued and outstanding on this date are lawfully and validly issued, fully paid and non-assessable shares of the Company's Common Stock. In addition, we are of the opinon that, upon the lawful conversion of outstanding shares of convertible perferred stock and/or the exercise of outstanding warrants in accordance with all legal requirements, the shares of Common Stock issuable upon conversion of the preferred stock and/or exercise of the warrants will be lawfully and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

        We hereby consent to the references to our form in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,

                                        NEUMAN, DRENNEN & STONE, LLC
                                        /s/ NEUMAN, DRENNEN & STONE, LLC